                                                                   EXHIBIT 10.38

                     LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                             GLN CAPITAL CO., LLC

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I    DEFINITIONS...................................................   1

ARTICLE II   FORMATION.....................................................   5
     2.1     Organization..................................................   5
     2.2     Purpose and Nature of Business................................   6
     2.3     Name..........................................................   6
     2.4     Principal Place of Business...................................   6
     2.5     Agent.........................................................   6
     2.6     Term..........................................................   6

ARTICLE III  CAPITAL CONTRIBUTIONS.........................................   6
     3.1     Capital Contributions.........................................   6
     3.2     Additional Capital Contributions..............................   7
     3.3     Payment of Capita1 Contributions..............................   7
     3.4     No Return of Capita1 Contribution; No Interest................   7
     3.5     No Priority...................................................   7
     3.6     Taxable Take Out Financing....................................   7
     3.7     NACC Loan.....................................................   7

ARTICLE IV   CAPITAL ACCOUNTS; ALLOCATION OF NET INCOME
             AND NET LOSS; DISTRIBUTIONS...................................   8
     4.1     Capital Accounts..............................................   8
     4.2     Allocation of Net Income and Net Loss.........................   9
     4.3     Allocations Generally.........................................  11
     4.4     Distributions.................................................  11
     4.5     Intentionally Deleted.........................................  13
     4.6     Special Allocations...........................................  13

ARTICLE V    MANAGEMENT....................................................  14
     5.1     Management Power and Authority................................  14
     5.2     Valuations....................................................  17
     5.3     Removal of Managing Member....................................  17
     5.4     Consent of Members............................................  18
     5.5     Time and Attention of the Members, Other Business Activities..  19
     5.6     Good Faith....................................................  19
     5.7     Exculpation and Indemnification of the Members................  19
     5.8     Interested Party Transactions.................................  20
     5.9     Proscriptions.................................................  20
     5.10    Contracts and Documents.......................................  20
     5.11    Tax Matters...................................................  21


     5.12    Payment of Costs and Expenses.................................   21
     5.13    Credit Enhancement............................................   21
     5.14    Loan Servicing................................................   22
     5.15    Exclusivity...................................................   22

ARTICLE VI   TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS..............   22
     6.1     Transfers.....................................................   22
     6.2     Involuntary Withdrawal........................................   23
     6.3     No Withdrawal.................................................   23
     6.4     PAT Transfer .................................................   23

ARTICLE VII  BUDGET........................................................   23

ARTICLE VIII REPRESENTATIONS AND WARRANTIES................................   24
     8.1     Representations and Warranties of the Members.................   24

ARTICLE IX   BUY-SELL......................................................   25
     9.1     Buy-Sell of All of Assets.....................................   25
     9.2     Deadlock on Sale of an Asset..................................   26

ARTICLE X    RECORDS, ACCOUNTING AND REPORTS,
             AND COMPANY FUNDS.............................................   26
     10.1    Records and Accounting........................................   26
     10.2    Tax Information...............................................   27
     10.3    Annual Reports; Monthly Reports...............................   27
     10.4    Company Funds.................................................   28

ARTICLE XI   DISSOLUTION AND WINDING UP....................................   28
     11.1    Events Causing Dissolution....................................   28
     11.2    Liquidation...................................................   29

ARTICLE XII  AMENDMENTS ...................................................   29

ARTICLE XIII VOTING RIGHTS; MEETINGS.......................................   29
     13.1    Meetings......................................................   29
     13.2    Proxies.......................................................   30
     13.3    Conduct of Meetings...........................................   30

ARTICLE XIV  MISCELLANEOUS.................................................   30
     14.1    Notices.......................................................   30
     14.2    Governing Law.................................................   31
     14.3    Successors and Assigns........................................   31
     14.4    Entire Agreement..............................................   31
     14.5    Counterparts..................................................   31
     14.6    Members Not Agents ...........................................   31
     14.7    Specific Performance .........................................   31
     14.8    Attorneys Fees................................................   31


SCHEDULES

1  Members, Percentage Interests, Capita1 Contributions and Nomura Loan

2  Members and Addresses

          THIS LIMITED LIABILITY COMPANY AGREEMENT OF GLN CAPITAL CO., LLC is entered into as of November 25, 1996 by and between G&L REALTY PARTNERSHIP, LP., a Delaware limited partnership and PROPERTY ACQUISITION TRUST I, a Delaware business trust ("PAT").

                                   BACKGROUND
                                   ----------

          The parties have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth therein, the sufficiency of which is acknowledged, it is hereby agreed as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1 When used in this Agreement, the following terms have the meanings set forth below:

          "Acquisition Period" means the Period beginning on the date hereof and ending twenty-four (24) months from the date hereof unless extended by mutual agreement of the Members.

          "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

         "Additional Capital Contribution" has the meaning set forth in Section
                                                                        -------
3.1(b).
------

         "Adjusted Capital Account Deficit" has the meaning set forth in Section
                                                                         -------
4.2(d).
------

          "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

          "Agreement" means this Limited Liability Company Agreement, as originally executed and as amended from time to time as herein provided.

          "Annual Period" means any twelve month year commencing on April 1 and ending on the next succeeding March 31.

          "Capital Account" means, with respect to any Member, the account to be established and maintained by the Company for the Member as provided in Section
                                                                        -------
4.1.
---

          "Capital Contribution" means, with respect to any Member, the cumulative sum of the Member's contributions to the capital of the Company pursuant to Article III.

          "Committed Capital" means the capital contributions agreed to be made by each Member as set forth on Schedule 1.
                               ----------

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Company" means the limited liability company created under this Agreement and any limited liability company continuing the business of the Company in the event of a dissolution and continuation as herein provided.

          "Distributable Cash" means cash on hand of the Company from all sources available for distribution to the Members after taking into account all Company expenses, debts, liabilities and obligations then due and payable, and less any Reserves before payment of NACC Loan Payments.

          "Distribution Date" means thirty (30) days after the end of each quarter.

          "Effective Date" means the date of this Agreement.

          "Facility(ies)" means any housing or retirement facility for older or elderly persons acquired, financed or developed by the Company.

          "Fiscal Year" means the annual accounting period of the Company, which initially shall be April 1 to March 31.

          "Interest" means an Interest Holder's share of the Net Income and Net Losses of, and the right to receive distributions from the Company.

          "Interest Holder" means any Person who validly holds an Interest as a Member or as an unadmitted assignee of a Member.

          "Involuntary Withdrawal" means, with respect to any Member, the bankruptcy, insolvency, liquidation or dissolution of such Member under applicable federal or state law.

          "Loan(s)" means any loans made by the Company to Persons and secured by Facilities.

          "Managing Member" means initially G&L Realty Partnership, L.P. and any replacement or successor Managing Member.

          "Member" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

          "Membership Interest" means all of the rights of a Member in the Company to the extent provided by law, subject, however, to the provisions of this Agreement, including a Member's: (i) Interest; (ii) right to inspect the Company's books and records; and (iii) right to participate in the management of and vote on matters before the Company.

          "NACC" means Nomura Asset Capital Corporation, a Delaware corporation.

          "NACC Loan" means the $20,000,000 loan to be made by NACC to the Company as described in Section 3.7.
                        -----------

          "NACC Loan Payments" means payments of NACC Loan Interest, NACC Loan Principal, or both.

          "Net Asset Value" means the fair market value of the assets of the Company, including without limitation the Facilities and Loans.

          "Net Income" and "Net Loss" mean, for each Fiscal Year, the Company's income or loss, as the case may be, for U.S. federal income tax purposes, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in determining Net Income or Net Loss), with the following adjustments:

          (i) any income of the Company that is exempt from U.S federal income tax and not otherwise taken into account shall be added to Net Income or subtracted from Net Loss;

          (ii) any expenditures of the type described in Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account, shall be subtracted from Net Income or added to Net Loss; and

          (iii) the deduction for PAT Loan Interest shall not be included in Net Income or Net Loss.

          "Percentage Interest" means, with respect to any Member, the Member's percentage interest in Company distributions and allocations made to the Members as set forth on Exhibit A.

          "Person" means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate or other entity.

          "Preferred Return" means the cumulative right given to each Member to receive in respect of each Annual Period a sum equal to nine percent (9%) per annum of the Members' then outstanding Preferred Capital Amount (computed from time to time during any such Annual Period to reflect reductions in or additions to such Preferred Capital Amount; and if such Preferred Capital Amount shall at any time be reduced to zero, then the Preferred Return shall thereupon be suspended until such time as such Capital Preferred Amount returns to a positive figure). Such Preferred Return shall not constitute a guaranteed payment within the meaning of Section 707(c) of the Code. The Preferred Return shall begin on the date of any Initial or Additional Capital Contribution by a Member, and shall be cumulative (but not compounded) from Annual Period to Annual Period if not distributed for or with respect to any given Annual Period. Any amounts to be distributed in connection with the foregoing during the first Annual Period in which the Preferred Return begins shall be reduced ratably in the same ratio as the number of days in such first Annual Period bears to 360, and all amounts to be distributed on other than the last day of an Annual Period shall be computed ratably based on the elapsed portion of such Annual Period.

          "Preferred Capital Amount" means with respect to Members, the Initial Capital Contribution of a Member, plus any Additional Contributions made by a Member, less all distributions made to the Member as a return of Capital Contribution as described in Section 4.4(c).
                             --------------

          "Regulations" means, at any particular time, the regulations currently in force as final or temporary regulations of the U.S. Department of Treasury promulgated under the Code.

          "Reserves" means any such amounts from time to time reserved, designated or set aside from Company funds by the Members for the payment of, among other amounts, actual or anticipated costs, payments, obligations and liabilities of the Company of any kind, or to reflect appropriate valuations of assets, all in accordance with generally accepted accounting principles.

          "Tax Matters Member" means the Managing Member in the capacity described in Section 5.9.
             -----------

          The terms listed in the left column below are defined in the Article or Sections in the right column below.

Term                                                   Article/Section
----                                                   ---------------
Acceptance Notice                                      Section 9.1
Acceptance Period                                      Section 9.1
Annual Operating Budget                                Article VII
Consent                                                Section 6.1
Buy-Sell Notice                                        Section 9.1
Buy-Sell Valuation                                     Section 9.1
Financing Costs                                        Section 5.13
G&L                                                    Recitals
Initial Capital Contribution                           Section 3.1
Major Deadlock                                         Section 9.1
Minimum Gain                                           Section 4.2(d)
NACC Loan Interest                                     Section 3.7
NACC Loan Principal                                    Section 3.7
Nondefaulting Member                                   Section 3.1(c)
Offeree                                                Section 9.1
Offeror                                                Section 9.1
PAT                                                    Recitals
Proposing Member                                       Section 9.2
Rejection Notice                                       Section 9.2
Removal Notice                                         Section 5.3(a)
Return Calculation                                     Section 5.3(b)
Sale Notice                                            Section 9.2
Sale Property                                          Section 9.2
Sale Property Acceptance Notice                        Section 9.2
Sale Property Acceptance Period                        Section 9.2
Sale Property Purchase Price                           Section 9.2
Tax Exempt Financing                                   Section 5.13
Term                                                   Section 2.6
Transfer                                               Section 6.1
Transfer Request                                       Section 6.4
Trigger Amount                                         Section 5.3(b)

                                  ARTICLE II
                                   FORMATION
                                   ---------

     2.1  Organization. The parties hereby organize a limited liability company
          ------------
pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused a Certificate of Formation to be prepared, executed and filed with the offices of the Delaware Secretary of State on November 25, 1996.

     2.2  Purpose and Nature of Business. The purpose, nature and character of
          ------------------------------
the business of the Company is solely to (i) acquire, own, construct, renovate, repair, and operate the Facilities, (ii) makes Loans to Persons secured by Facilities and (iii) engage in any and all business activities and affairs incidental thereto. It is the intent of the parties that after the Acquisition Period the Company shall commence to sell and liquidate the Facilities and the Loans on an orderly basis.

     2.3  Name. The name of the Company shall be GLN Capita1 Co., LLC or such
          ----
other name as may be determined by the Managing Member, provided that the name may not include any reference to any Member without its written consent. From time to time after the execution of this Agreement, the Managing Member shall cause a fictitious business name statement for the Company to be filed, published and maintained if and to the extent required by applicable law.

     2.4  Principal Place of Business. The principal place of business of the
          ---------------------------
Company shall be 439 North Bedford, Beverly Hills, California 90210. The Managing Member may at any time and from time to time change the Company's principal place of business and may establish such additional places of business as it may select, in which event the Managing Member shall so notify the other Members.

     2.5  Agent. The registered agent of the Company for service of process in
          -----
the State of Delaware and any other jurisdiction where the Company's business requires that an agent be designated is Corporation Service Company. The address of the registered agent in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

     2.6  Term. The term of the Company began upon the acceptance of the
          ----
Certificate of Formation by the office of the Delaware Secretary of State and shall continue in existence until December 31, 2026 (the "Term"), unless its existence is sooner terminated pursuant to this Agreement.

                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS
                             ---------------------

     3.1  Capital Contributions.
          ---------------------

          (a) The Members have contributed or will contribute as their respective initial Capital Contributions (the "Initial Capital Contributions") the amounts set forth on Schedule 1. In addition, PAT has caused NACC to make an
                         ----------
initial advance on the NACC Loan in the amount shown on Schedule 1.
                                                        ----------

          (b) At the request of the Managing Member, each Member agrees to contribute as Additional Capital Contributions (on a pro rata basis based on its percentage of Committed Capital) the remainder of its Committed Capital as set forth on Schedule 1 as and when needed by the Company. PAT's Committed Capital
         ----------
shall be funded one-third as an Additional Capital Contribution and two-thirds by NACC as an advance on the NACC Loan. PAT shall cause NACC to make the required advances on the NACC Loan. Each Member shall fund its required Committed Capital within thirty (30) days of the request therefor by the Managing Member, with the prior written approval of the Members.

     3.2  Additional Capita1 Contributions. Except as set forth in Section
          --------------------------------                         -------
3.1(b) and in Section 5.3(a), no Member shall be required to make any Additional
------        --------------
Capital Contributions.

     3.3  Payment of Capita1 Contributions. All Capital Contributions made by
          --------------------------------
the Members or funding on the NACC Loan shall be in cash and be reflected by an appropriate entry on the Company's books and records and on Schedule 1 hereto.
                                                            ----------

     3.4  No Return of Capital Contribution; No Interest.
          ----------------------------------------------

          (a) Except as otherwise expressly provided herein, no Member shall have any right to demand or receive the return of all or any portion of its Capital Contribution. The Company will have no obligation to return all or any portion of any Member's Capital Contribution. Under circumstances permitting or requiring a return of a Member's Capital Contribution, the Member shall have no right to receive property other than cash except as the Managing Member may otherwise determine in its discretion.

          (b) Except as otherwise expressly provided herein, no Member shall be entitled to interest on any Capital Contribution or on its Capital Account.

     3.5  No Priority. Except as otherwise expressly provided herein, no Member
          -----------
shall have a priority over any other Member as to the return of a Capital Contribution upon the dissolution of the Company.

     3.6  Taxable Take Out Financing. PAT or its Affiliates shall have a right
          --------------------------
of first refusal to provide any taxable financing on any Facilities or with respect to any Loans held by the Company provided that such financing is competitive with the market. PAT's right of first refusal shall be exercisable within thirty (30) days of receipt by PAT of written notice from the Company of the need for taxable financing.

     3.7  NACC Loan. NACC shall make available $20,000,000 for the NACC Loan
          ---------
which shall be funded pro rata with PAT's Capital Contributions (i.e., for each
                      --- ----                                   ----
$1,000 of

PAT Capital Contributions, NACC shall advance $2,000 on the NACC Loan). The principal amount of the NACC Loan shall bear interest at the same rate as the Preferred Return as and when advanced. The interest ("NACC Loan Interest") and principal ("NACC Loan Principal") shall be payable as set forth in Section 4.4;
                                                                   -----------
provided, however, that the NACC Loan may only be repaid out of Distributable Cash, if any. The NACC Loan shall be unsecured and shall be evidenced by the Promissory Note attached hereto as Schedule 3.
                                   ----------

                                   ARTICLE IV
                        CAPITAL ACCOUNTS; ALLOCATION OF
                     NET INCOME AND NET LOSS; DISTRIBUTIONS
                     --------------------------------------

     4.1  Capital Accounts.
          ----------------

          (a) Capita1 Accounts. The Company shall establish and maintain on its
              ----------------
books a Capital Account for each Member, which shall be subject to adjustment from time to time as follows:

              (i) There shall be credited to a Member's Capital Account the Member's Capital Contribution, the Member's allocable share of Net Income (as well as any items of income specially allocated to the Member) and the amount of the Company's liabilities, if any, assumed by the Member or which are secured by any asset of the Company distributed to the Member;

              (ii) There shall be debited to a Member's Capital Account an amount equal to the Distributable Cash and other amounts distributed to the Member pursuant to this Agreement, the Member's allocable share of any Net Loss (as well as any items of loss or deduction specially allocated to the Member) and the amount of the Member's liabilities, if any, assumed by the Company or which are secured by any asset contributed by the Member to the Company;

              (iii) Where Section 704(c) of the Code applies to Company property or where Company property is revalued pursuant to paragraph (b)(2)(iv)(f) of
Section 1.704-1 of the Regulations, each Member's Capital Account shall be adjusted in accordance with paragraph (b)(2)(iv)(g) of Section 1.704-1 of the Regulations (which reevaluation may occur with the consent of all Members) as to allocations to the Members of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such property;

              (iv) When Company property is distributed in kind (whether in connection with liquidation and dissolution or otherwise), the Capital Accounts of the Members shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the

Capital Account previously) would be allocated among the Members if there were a taxable disposition of such property for the fair market value of such property (taking into account Section 7701(g) of the Code) on the date of distribution;

              (v) In the event all or a portion of a Member's Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the portion of the Capital Account of the transferor-Member relating to the Interest transferred;

              (vi) In determining the amount of any liability for purposes of paragraphs (a)(i) and (a)(ii) of this Section 4.1, there shall be taken into
                                      -----------
account Section 752(c) and any other applicable provisions of the Code; and

              (vii) The Members' Capital Accounts shall be subject to adjustment as the Managing Member may determine is necessary in order to comply with
Section 704 of the Code and the Regulations promulgated thereunder.

     4.2  Allocation of Net Income and Net Loss.
          -------------------------------------

          (a) The Net Income and Net Loss of the Company for each taxable period following the Effective Date shall be allocated at the end of the taxable period in question, before distributions for the taxable period have been registered in the Members' Capital Accounts.

          (b)  Subject to Sections 4.2(d), (e) and (f) and Section 4.6, Net
                          ----------------------------     -----------
Income of the Company shall be allocated between the Members as follows:

              (i) Offset of Excess Loss Allocations. First, between the Members
                  ---------------------------------
in the proportion and to the extent that (A) the cumulative Net Loss previously allocated to each Member under Section 4.2(c)(vii) exceeds (B) the cumulative
                               -------------------
Net Income previously allocated to such Member under this Section 4.2(b)(i);
                                                          -----------------

              (ii) Offset of NACC Loan Loss Allocations. Second, to PAT to the
                   ------------------------------------
extent that (A) the cumulative Net Loss previously allocated to PAT under
Section 4.2(c)(vi) exceeds (B) the cumulative Net Income previously allocated to
------------------
PAT under this Section 4.2(b)(ii);
               ------------------

              (iii) Restoration of PAT Capital. Third, to PAT to the extent that
                    --------------------------
(A) the cumulative Net Loss previously allocated to PAT under Section 4.2(c)(v)
                                                              -----------------
exceeds (B) the cumulative Net Income previously allocated to PAT under this
Section 4.2(b)(iii);
-------------------

              (iv) PAT Preferred Return. Fourth, to PAT until the cumulative
                   --------------------
allocations to PAT under this Section 4.2(b)(iv), less the cumulative
                              ------------------
allocations of Net

Loss to PAT under Section 4.2(c)(iv), equal PAT's cumulative Preferred Return
                  ------------------
(whether or not paid) from the commencement of the Company through the end of the relevant period;

              (v)  Restoration of G&L Capital. Fifth, to G&L to the extent that
                   --------------------------
(A) the cumulative Net Loss previously allocated to G&L under Section
                                                              -------
4.2(c)(iii) exceeds (B) the cumulative Net Income previously allocated to G&L
-----------
under this Section 4.2(b)(v).
           -----------------

              (vi)  G&L Preferred Return. Sixth, to G&L until the cumulative
                    --------------------
allocations to G&L under this Section 4.2(b)(vi), less the cumulative
                              ------------------
allocations of Net Loss to G&L under Section 4.2(c)(ii), equal G&L's cumulative
                                     ------------------
Preferred Return (whether or not paid) from the commencement of the Company through the end of the relevant period; and

              (vii)  Excess Income. Seventh, between the Members in proportion
                     -------------
to their respective Percentage Interests at the end of the relevant period.

          (c) Subject to Sections 4.2(d), (e) and (f) and Section 4.6, Net Loss
                         ----------------------------     -----------
of the Company shall be allocated between the Members as follows:

              (i)  Offset of Excess Income. First, between the Members in the
                   -----------------------
proportion and to the extent that (A) cumulative Net Income previously allocated to each Member under Section 4.2(b)(vii) exceeds (B) the cumulative Net Loss
                     -------------------
previously allocated to such Member pursuant to this Section 4.2(c)(i);
                                                     -----------------

              (ii)  Offset of G&L Preferred Return. Second, to G&L to the extent
                    ------------------------------
that (A) cumulative Net Income previously allocated to G&L under Section
                                                                 -------
4.2(b)(vi) exceeds (B) the cumulative Net Loss previously allocated to G&L
----------
pursuant to this Section 4.2(c)(ii);
                 ------------------

              (iii)  Offset of G&L Capital Account. Third, to G&L to the
                     -----------------------------
extent of the positive balance in its Capital Account;

              (iv)  Offset of G&L Preferred Return. Fourth, to Nomura to the
                    ------------------------------
extent that (A) cumulative Net Income previously allocated to PAT under Section
                                                                        -------
4.2(b)(iv) exceeds (B) the cumulative Net Loss previously allocated to PAT
----------
pursuant to this Section 4.2(c)(iv);
                 ------------------

              (v)  Offset of PAT Capital Account. Fifth, to PAT to the extent
                   -----------------------------
of the positive balance in its Capital Account;

              (vi) Offset of NACC Loan. Sixth, to PAT to the extent the
                   -------------------
outstanding principal balance of the NACC Loan, reduced by the excess of prior allocations of Net Loss pursuant to this Section 4.2(c)(vi) over prior
                                         ------------------
allocations of Net Income pursuant to Section 4.2(b)(ii); and
                                      ------------------

              (vii) Excess Loss. Seventh, between the Members in proportion to
                    -----------
their respective Percentage Interests at the end of the relevant year or period.

          (d) Net Loss shall not be allocated to a Member to the extent such allocation would result in or increase a deficit balance in such Member's Capital Account, computed in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations, except to the extent of the Member's Share of "Minimum Gain" as defined in Section 1.704-1(b)-2 of the Regulations.

          (e) Notwithstanding anything to the contrary contained herein, deductions for NACC Loan Interest shall be specially allocated to PAT.

          (f) The Members shall modify the allocation provisions set forth in this Section 4.2 if necessary (i) to satisfy the requirements of Sections 704(b)
     -----------
and (c) of the Code and the Regulations promulgated thereunder, (ii) to eliminate any deficit Capital Account balance for a Member, or (iii) to otherwise better reflect the overall economic or business arrangement of the Members in respect of any particular item of income, gain, deduction or loss. In addition, upon the occurrence of an event resulting in the dissolution and termination of the Company, the Managing Member shall allocate items of income, gain, loss and deductions between the Members in such a manner as, to the maximum extent possible, will result in each Member having a zero balance in its capital account upon termination.

     4.3  Allocations Generally. Except as otherwise required by Section 4.6,
          ---------------------                                  -----------
all items of Company income, gain, loss and deduction as determined for federal income tax purposes for each Company taxable year shall be allocated in the same manner as the related profits or losses for such taxable year are allocated pursuant to Section 4.2 hereof in accordance with Code Section 704(b). Pursuant
            -----------
to Code Section 704(c), income, gain, loss and deduction with respect to property contributed to the Company by a Member, or the book value of which is adjusted for Capital Account maintenance purposes, shall be allocated among the Members, in a manner consistent with the allocation among the Members of the book items attributable to such property, so as to take account of the variation between the basis of the property to the Company and its book value.

     4.4  Distributions.
          -------------

          (a) Subject to Section 4.6, Distributable Cash, if any, shall be
                         -----------
distributed to the Members quarterly in arrears. The amount of NACC Loan Interest to be paid for each quarter shall be paid only out of Distributable Cash and shall be calculated for such quarter as a percentage of the weighted average NACC Loan Principal outstanding during such quarter, which percentage shall be the equivalent of a fraction, the numerator of which is the amount of Preferred Return paid to PAT for such quarter and the denominator of which is the weighted average of PAT's Preferred Capital Amount outstanding during such quarter. In other words, NACC Loan Interest paid shall be the same percentage of the weighted average NACC Loan Principal outstanding as the percentage of the weighted average of PAT's Preferred Capital Amount outstanding that is represented by the Preferred Return paid to PAT.

          (b) With respect to distributions attributable to the Acquisition Period, Distributable Cash, if any, up to the amount of Net Income attributable to the period in respect to which the distribution is being made, that remains after payment of NACC Loan Interest for such period shall be distributed as follows:

              (i) First, to G&L in an amount equal to up to the greater of (A) its unpaid Preferred Return through the end of such period or (B) 33% of the Net Income for such period allocated to G&L under Sections 4.2(b)(vi) and (vii); and
                                              -----------------------------

              (ii) Second, to PAT in an amount equal to up to the greater of (A) its unpaid Preferred Return through the end of such period or (B) 300% of the amount distributed to G&L under Section 4.4(b)(i).
                                -----------------

          (c) With respect to distributions attributable to periods after the Acquisition Period, Distributable Cash, if any, shall be distributed as follows:

              (i) First, to G&L in an amount equal to up to 33% of the Net Income for such period allocated to G&L under Sections 4.2(b)(vi) and (vii);
                                              -----------------------------

              (ii) Second, to PAT and NACC, as the case may be, in an amount equal to up to the sum of its unpaid Preferred Return plus unpaid NACC Loan Interest (1/3 of which payment will be deemed Preferred Return and 2/3 as NACC Loan Interest);

              (iii) Third, to PAT and NACC, as the case may be, in an amount equal to up to the sum of its Preferred Capital Amount plus the NACC Loan Principal (1/3 of which payment will be deemed in respect of Preferred Capital Amount and 2/3 in respect of NACC Loan Principal);

              (iv) Fourth, to G&L in an amount, when added to the Distribution under Section 4.4(c)(i) above, equals up to the sum of its unpaid Preferred
      -----------------
Return plus its Preferred Capital Amount (to be applied first to Preferred Return and then Preferred Capital Amount); and

              (v) Fifth, between the Members in proportion to their respective Percentage Interests.

          (d)   Any amount distributed to Members pursuant to Section 4.4(c)(i),
                                                              ------------------
(iii), (iv) or (v) (other than with respect to Preferred Return) and any amounts
------------------
distributed pursuant to Section 4.4(b) in excess of a Member's Preferred Return
                        --------------
shall constitute a return of Capital Contributions and a reduction of their respective Preferred Capital Amounts.

     4.5  Intentionally Deleted
          ---------------------

     4.6  Special Allocations. The following special allocations shall be made
          -------------------
in the following order:

          (a)   Notwithstanding any other provision of this Article IV, if there
                                                            ----------
is a net decrease in Minimum Gain during any Fiscal Year, except as otherwise permitted by Sections 1.704-2(f)(2),(3),(4) and (5) of the Regulations, items of income and gain for such Fiscal Year (and subsequent years, if necessary) in the order provided in Section 1.704-(j)(2)(i) of the Treasury Regulations shall be allocated among all Members whose shares of Minimum Gain decreased during that year in proportion to and to the extent of such Member's share of the net decrease in Minimum Gain during such year. The allocation contained in this
Section 4.6(a) is intended to be a minimum gain chargeback within the meaning of
--------------
Section 1.704-2 of the Regulations, and shall be interpreted consistently therewith.

          (b)   Notwithstanding any other provision of this Article IV, if
                                                            ----------
there is a net decrease in "Partner nonrecourse debt minimum gain", except as provided in Section 1.704-2(i) of the Regulations, items of Company income and gain for such fiscal year (and subsequent years, if necessary) in the order provided in Section 1.704-2(j)(2)(ii) of the Regulations shall be allocated among all Members whose share of "Partner nonrecourse debt minimum gain" decreased during that year in proportion to and to the extent of such Member's share of the net decrease in "Partner nonrecourse debt minimum gain" during such year. This Section 4.6(b) is intended to comply with the "partner nonrecourse
           --------------
debt minimum gain" chargeback requirement in Section 1.704-2 of the Regulations and shall be interpreted consistently therewith.

          (c) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations, items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this
Section 4.6(c) shall be made only if and to the extent that such Member would
--------------
have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section
                                                                      -------
4.6(c) were not in this Agreement.
------

          (d) In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.6(d) shall be
                                                       --------------
made only if and to the extent that, such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have
                                                                 ----------
been made as if this Section 4.6(d) were not in this Agreement.
                     --------------

          (e) Nonrecourse deductions (as defined in Section 1.704-2(b)(1) of the Regulations) for any fiscal year or other period shall be specifically allocated to the Members in accordance with the allocation of Net Loss.

          (f) Any "partner nonrecourse deductions" (as defined in Section 1.704-(i)(1) of the Regulations) for any fiscal year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the "partner nonrecourse debt" to which such member nonrecourse deductions are attributable.

          (g) Solely for tax purposes, in determining each Member's allocable taxable income or loss of the Company, depreciation, depletions, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Company's property is revalued pursuant to paragraph
(b)(2)(iv)(f) of Section 1.704-1 of the Regulations, shall be allocated to the Members in the manner (as to revaluation, in the same manner as) provided in
Section 704(c) of the Code and Regulation Section 1.704-3(b) or (c), as determined by the Managing Member. The allocation shall take into account, to the full extent required or permitted by the Code, the difference between the adjusted basis of the property to the Member contributing it (or, with respect to property which has been revalued, the adjusted basis of the property to the Company) and the fair market value of the property determined by the Managing Member at the time of its contribution or revaluation, as the case may be.

                                   ARTICLE V
                                   MANAGEMENT
                                   ----------

     5.1  Management Power and Authority. Subject to the provisions of Sections
          ------------------------------                               --------

5.3 and 5.4, the Members shall have exclusive right, power and authority to
-----------
manage and control the business and affairs of the Company, provided, however,
                                                            --------  -------
that subject to the restrictions contained herein, the Managing Member shall have the right to manage the day to day affairs of the Company. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, the Managing Member shall have the right, power and authority on behalf of the Company to:

          (a) negotiate or renegotiate all or any portion of any agreements to which the Company is a party or to which it may become a party;

          (b) spend the capital and revenues of the Company in the exercise of the right, power and authority possessed by the Managing Member hereunder;

          (c) manage the Company's business, including but not limited to, the supervision and direction of all Company employees and the hiring and termination of the services of any Company employee;

          (d) enter into and execute any agreements and all other instruments deemed by the Managing Member to be necessary or appropriate to the proper operation of the Company or to effectively and properly perform its duties or exercise its powers hereunder;

          (e) borrow any money or otherwise obtain credit from banks and other lending institutions and in that connection to pledge, hypothecate and grant security interests in Company assets, provided that any third-party borrowings shall be superior to the NACC Loan;

          (f) enter into such agreements and contracts with parties and to give receipts, releases and discharges with respect to all of the foregoing and any matters relating thereto as the Managing Member may deem advisable or appropriate;

          (g) sell, trade, exchange or otherwise dispose of the whole or any part of Company assets, upon such term and conditions and for such consideration as the Managing Member may determine;

          (h) make such decisions and elections (including without limitation an election pursuant to Section 754) under the Code on behalf of the Company as it deems best in its sole and absolute discretion and without liability to any Members therefor;

          (i) employ officers and employees of the Company and engage or retain agents, accountants and attorneys as the Managing Member deems appropriate and to pay them reasonable compensation from Company assets for their services rendered to the Company and to delegate to such Persons rights, power and authority of the Managing Member hereunder as it sees fit;

          (j) intentionally deleted;

          (k) purchase such policies of liability, casualty or other insurance, including, without limitation, insurance against errors and omissions of the Managing

Member, which it deem necessary or appropriate for the protection or furtherance of the business, operations or affairs of the Company;

          (1) incur or assume obligations for and on behalf of the Company, to protect and preserve the business and assets of the Company, and to discharge obligations of the Company;

          (m) pay taxes, licenses or assessments of whatever kind or nature imposed upon or against the Company or the Company's business, and for these purposes to make such returns and do all such other acts and things as it may deem necessary or appropriate;

          (n) deposit and maintain all monies and other funds of the Company as provided in Section 10.4 and to withdraw funds from the Company's accounts
               ------------
for the purpose of making expenditures, or otherwise defraying costs and expenses of the Company, or for any other proper Company purpose as agreed to by the Members;

          (o) distribute Distributable Cash and other funds of the Company as provided in this Agreement;

          (p) provide or cause to be provided all such management, administrative, and personnel services, office space, furniture, equipment and supplies as it deems necessary or appropriate in connection with its management of the Company or the conduct of the Company's business, operations or affairs;

          (q) institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on behalf of, or against, the Company and to engage counsel and others in connection therewith;

          (r) apply for and execute all such applications for permits and licenses of the Company as it deems necessary or appropriate;

          (s) make any expenditure, including, without limitation, all reimbursements to the Members as provided in this Agreement;

          (t) plan, manage and evaluate the day-to-day financial and fiscal affairs and needs of the Company;

          (u) cause the Company to comply with all laws, rules, regulations and court and administrative orders applicable to the conduct of the business and operations or affairs of the Company;

          (v) keep all books of account and other records of the Company in the manner provided in this Agreement;

          (w) otherwise conduct the day-to-day management, business, operations and affairs of the Company solely to further and promote the business and purpose of all the Company in the interests of all the Members and, in connection therewith, to perform, or cause the Company to perform, all other actions related or incidental thereto which it deems necessary or appropriate;

          (x) borrow or raise monies, from time to time, to facilitate or enable the Company to conduct its business or affairs;

          (y) engage in any transaction or transactions with the Managing Member or its officers, directors, shareholders or Affiliates, provided, that in causing the Company to engage in such transaction or transactions, (i) the Managing Member acts in good faith and in the best interests of the Company and
(ii) such transaction or transactions are on terms which are no less favorable to the Company than would be obtained in a comparable arm's-length transaction with an unrelated third party;

          (z) make all elections and exercise all options granted the Company in this Agreement; and

          (aa)  prepare the Annual Budget and submit to PAT for its approval.

     5.2  Valuations. The Managing Member shall cause a valuation of the
          ----------
Company's assets at least once a quarter or more frequently if requested by either Member. Either Member may cause a third party firm to value the Company's assets at any time at the Company's expense provided the firm is approved by both Members.

     5.3  Removal of Managing Member.
          --------------------------

          (a) To the extent that the Net Asset Value is less than 102% of the total of (i) outstanding third party indebtedness (including all accrued interest and fees) of the Company, plus (ii) the then PAT Preferred Capital Amount and the then outstanding balance of NACC Loan Principal plus accrued and unpaid Preferred Return and the then outstanding balance of NACC Loan Interest (the foregoing collectively, the "Trigger Amount"), PAT shall have the right, exercisable upon thirty (30) days' notice (the "Removal Notice") to G&L, to remove G&L as the Managing Member and appoint a manager for the Company. In the event that within five (5) business days after the Removal Notice, G&L contributed additional Capital Contributions to the Company in sufficient amounts to cause the Net Asset Value to be greater than 103% of the Trigger Amount, it shall remain as Managing Member. Any such additional Capital

Contributions shall increase G&L's Preferred Capital Amount but shall not increase its Percentage Interest;

          (b) In the event that the cash on cash leveraged return on the assets of the Company falls below 8% on an annualized basis (the "Return Calculation"), PAT shall have the right, upon written notice to G&L, to remove G&L as the Managing Member and appoint a manager for the Company. The Return Calculations shall not include any funds which have not been invested by the Company or individual assets (Facilities and Loans) until the closing of the Loan. The Members shall agree as to timing of the inclusion of a new acquisition or loan closing in the Return Calculation when they approve a new loan or an acquisition of a Facility; and

          (c)   Any manager designated by PAT pursuant to Sections 5.3(a) or (b)
                                                          ----------------------
shall succeed to and assume the duties of the Managing Member in Section 5.1.
                                                                 -----------
The manager shall not be a Member but may be an Affiliate of a Member. The cost of the manager shall be a Company expense. Notwithstanding its removal as Managing Member, G&L shall continue to be a Member and have its obligations to fund Committed Capital and shall receive its allocations and distributions pursuant to Article IV.

     5.4  Consent of Members. Notwithstanding anything to the contrary contained
          ------------------
herein, the Managing Member shall not take any of the following actions without the prior written consent of the Members:

          (a) Enter into an agreement to acquire or develop any Facilities;

          (b) Enter into any agreements or commitments to make any Loans;

          (c) Sell, convey or transfer any Loans or Facilities;

          (d) Incur any indebtedness or enter into any contracts or agreements;

          (e) Admit any Members;

          (f) Enter into any agreements with loan servicer pursuant to Section
                                                                       -------
5.14;
----

          (g) Enter into any agreements with a special loan servicer to manage trouble loans;

          (h) Terminate or dissolve the Company;

          (i) Amend or modify any documents or agreements relating to servicing or evidencing loans to the Company;

          (j) Cause the Company to enter into any business activity not described in Section 2.2;
             -----------

          (k) Merge or consolidate the Company with any Person; and

          (l) Modify or amend or terminate this Agreement or the Certificate.

     5.5  Time and Attention of the Members, Other Business Activities. The
          ------------------------------------------------------------
Members and their respective officers, directors and employees shall devote to the management of the Company and the accomplishment of the Company's purposes, only so much of their time and attention as the Members and its officers, directors and employees deem necessary or appropriate in their discretion. The Members' officers, directors, shareholders and affiliates may engage in any other business activity without offering the opportunity to any other Member or to the Company.

     5.6  Good Faith. Each Member shall perform its obligations under this
          ----------
Agreement to the best of its ability and shall use its best efforts to carry out the purposes of the Company for the benefit of all of the Members.

     5.7   Exculpation and Indemnification of the Members.
           ----------------------------------------------

          (a) Neither the Members nor any officer, director, employee, Affiliate, associate or agent of the Members shall be liable to the Company or to the other Members for any action or failure to act based upon errors in judgment, negligence or other fault in connection with the business or affairs of the Company, so long as such officer, director, employee, Affiliate, associate or agent determined reasonably and in good faith that such action or failure to act was in the best interest of the Company and such action or failure to act did not constitute fraud, bad faith, criminal conduct or gross negligence.

          (b) The Company, its receiver or trustee on behalf of the Company shall indemnify the Members and their respective officers, directors, employees, Affiliates, associates, and agents to the fullest extent permitted by law and shall hold them harmless from and with respect to all (i) fees, costs and expenses including, without limitation, attorneys' fees (which shall be paid as incurred) incurred in connection with or resulting from any claim, action or demand against the Members or against any of their respective officers, directors, employees, Affiliates, associates or agents that arise out of or in any way relate to the Company, its assets, business or affairs; and (ii) any resulting losses or damages from any such claim, action or demand, including amounts paid in settlement or compromise of the claim action or demand. This indemnification shall apply, however, only so long as the Members or their respective officers, directors, employees, Affiliates, associates or agents determined reasonably and in good faith that such action or failure to act was in the best interest of the Company and such action or inaction did not constitute fraud, bad faith, criminal conduct or gross negligence. The termination of any action, suit or proceeding by judgment, order or settlement, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that any person acted fraudulently, in bad faith or criminally or was grossly negligent.

          (c) For purposes of this Section 5.6, acts or failures to act
                                   -----------
undertaken upon the informed advice of counsel shall be deemed to be actions undertaken in good faith, within the scope of authority, and in the best interests of the Company.

     5.8  Interested Party Transactions. The Members agree that the Company may
          -----------------------------
engage in any other transaction not specifically referred to herein with the Members or their respective officers, directors, employees, Affiliates, associates and agents.

     5.9  Proscriptions. Notwithstanding any provision of this Agreement to the
          -------------
contrary, the Managing Member shall have no authority to:

          (a) act in contravention of this Agreement;

          (b) assign the assets of the Company in trust for the benefit of creditors or on the assignees promise to pay the debts of the Company; or

          (c) do any act that would make it impossible to carry on the ordinary business of the Company.

     5.10  Contracts and Documents. All contracts, instruments, and documents
           -----------------------
requiring the signature of the Company shall be executed solely by the Managing Member in the name of the Company only. The Managing Member may, by appropriate resolution of its board of directors, designate and authorize one or more specified directors, officers or employees of the Managing Member or the Company to execute documents on its behalf in its capacity as the Managing Member. Any document executed in the manner set forth in this Section 5.10, as to persons
                                                  ------------
dealing with the Company, shall be conclusively deemed to be binding upon the Company. The Members acknowledge and agree that any person doing business with the Company may rely solely on the authority of the Managing Member, and that no consent of any other Members will be required to effect any transaction by the Company within the scope of the Managing Member's authority as provided in this Agreement.

     5.11  Tax Matters.
           -----------

          (a) The Managing Member shall serve as the "Tax Matters Partner" of the Company as defined by Section 6231(a)(7) of the Code. In that capacity, the Managing Member is authorized and empowered to act and represent the Company and each of the Members before the Internal Revenue Service in any audit or examination of any Company tax return and before any court selected by the Managing Member for judicial review of any adjustments assessed by the Internal Revenue Service. By the execution of this Agreement, the Members consent and acknowledge that the Managing Member shall be the Tax Matters Partner, and that the Members agree to be bound by, and agree not to take any action inconsistent with, the actions or inaction of the Tax Matters Partner, including, but not limited to, the extension of the statute of limitations or any contest, settlement or other action or position that the Tax Matters Partner deems proper under the circumstances. Each Member agrees to notify the Tax Matters Partner of any such action to be taken by the Member, in violation of this Agreement or otherwise, at least ten days prior to the date the Member takes the action. The Tax Matters Partner shall notify each Member in writing of all administrative and judicial proceedings for the adjustment of Company items and shall include in the periodic reports to the Members information it deems appropriate in its discretion to keep the Members informed of the status of the proceedings. The Tax Matters Partner shall have the authority to take all actions necessary or desirable in its discretion to accomplish the matters set forth in this Section
                                                                        -------
5.11.
----

          (b) The Company shall bear all expenses, including legal and accounting fees, claims, liabilities, losses, and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The Members shall have no obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in its discretion and the provisions of limitations of liability of Managing Member and indemnification set forth in Section 5.7 shall be fairly applicable to the Tax Matters Partner
             -----------
in its capacity as such.

     5.12  Payment of Costs and Expenses. Except as set forth in Section 5.13,
           -----------------------------                         ------------
the Company shall be responsible for all costs and expenses of the Company relating to Company activities including, without limitation, all legal fees, accounting fees and other costs and expenses relating to the formation of the Company. The Company shall reimburse the Members for expenses incurred in connection with the startup of the Company as approved by the Members.

     5.13  Credit Enhancement. If the Company desires to obtain tax exempt
           ------------------
financing (the "Tax Exempt Financing") and if deemed appropriate by the Members for a Facility, the Managing Member shall, at the cost and expense of the Company (the "Financing Costs"), apply for government backed credit enhancement (FHA or FNMA) for Tax-Exempt Financing. In the event G&L obtains the Credit Enhancement, G&L shall be entitled to a fee equal to one percent (1%) of the loan amount (less the Financing Costs) and payable out of the proceeds from the Tax-Exempt Financing.

     5.14  Loan Servicing. The Company shall engage a Loan Servicer, acceptable
           --------------
to both Members, for an annual fee not to exceed twelve and one-half (12.5) basis points. In the event the Company has trouble loans, the Company shall engage a Special Servicer as determined by the Members.

     5.15  Exclusivity. During the Acquisition Period, neither Member will enter
           -----------
into any arrangements with another Person for the purpose of providing short-term loans for or secured by health care facilities, provided that PAT shall not be prohibited from making short-term loans or other financing of health care facilities in the normal course of its business. In the event the Company elects not to make a Loan, any Member voting to make the Loan may make the Loan for its own account on such terms and conditions as it elects.

                                  ARTICLE VI
               TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS
               ------------------------------------------------

     6.1  Transfers. Except as set forth in this Article VI, without the prior
          ---------                              ----------
written consent of all the Members ("Consent"), which Consent may be withheld in the sole discretion of each such Member, no Member may, directly or indirectly, transfer, sell, convey, assign, pledge, hypothecate, license, donate or otherwise dispose of ("Transfer") all, or any portion of, or any interest or rights in, the Membership Interest owned by the Member, and no interest holder may Transfer all, or any portion of, or any interest or rights in, any Interest. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members. The Transfer of any Membership Interest in violation of the prohibition contained in this
Section 6.1 shall be deemed invalid, null and void, and of no force or effect.
-----------
Any Person to whom Membership Interest is attempted to be transferred in violation of this Section 6.1 shall not be entitled to vote on matters coming
                  -----------
before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company or have any other rights in or with respect to the Membership Interest. Notwithstanding anything to the contrary, a Consent with respect to any such Transfer shall not be deemed a Consent to or obviate the need for a Consent to any subsequent Transfer. As part of any Transfer, each of the Managing Member and PAT acknowledge and agree that (i) the terms, provisions and conditions of this Agreement will require amendment or modification to reflect changes in the Members, Interest Holders and Percentages as a result of such Transfer, and (ii) that each Consent shall specifically be subject to satisfactory negotiation and execution of such amendment or modification.

     6.2  Involuntary Withdrawal. Immediately upon the occurrence of an
          ----------------------
Involuntary Withdrawal, the successor of the withdrawn Member shall thereupon become an Interest Holder but shall not become a Member. If the Company is continued as provided in Section 11.1(a), the successor Interest Holder shall
                         ---------------
have all the rights of an Interest Holder but shall not be entitled to receive in liquidation of the Interest the fair market value of the Member's Interest as of the date the Member involuntarily withdrew from the Company.

     6.3  No Withdrawal. No Member shall voluntarily withdraw from the Company.
          -------------

     6.4  PAT Transfer. Notwithstanding Sections 6.1 and 6.3, PAT shall be
          ------------                  ------------     ---
permitted to freely Transfer its Membership Interest to any Person. Any such transferee or assignee shall be admitted to the Company as a Member within twenty (20) days of the written request of PAT to transfer its Membership Interest (the "Transfer Request") and shall hold its Membership Interest subject to all the terms and conditions and be entitled to all the benefits and rights of this Agreement, including, without limitation, the Transfer restrictions contained in Sections 6.1 and 6.3. Notwithstanding the foregoing, in the event
             ------------     ---
PAT attempts a Transfer to a Person who is not an Affiliate of PAT, G&L may, at its option, elect to trigger the Buy-Sell pursuant to Section 9.1 within ten
                                                      -----------
(10) days of receipt of the Transfer Notice, in which event the Transfer by PAT shall be suspended pending the conclusion of the Buy-Sell.

                                  ARTICLE VII
                                    BUDGET
                                    ------

     The Managing Member shall submit to PAT, for PAT's written approval, an annual budget, on such form as approved by the Member (an "Annual Operating Budget") for the Company not later than November 1st of each calendar year, setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Company, including all Facilities owned by the Company and any Loans to be funded subject to binding commitments or Loan agreements. PAT shall have the right to approve such Annual Operating Budget and, in the event that PAT objects to the proposed Annual Operating Budget submitted by the Managing Member, PAT shall advise the Managing Member of such objections within ten (10) days after receipt thereof (and deliver to the Managing Member a reasonably detailed description of such objection) and the Managing Member shall promptly revise such Annual Operating Budget and resubmit the same to PAT. PAT shall advise the Managing Member of any objections to such revised Annual Operating Budget within ten (10) days after receipt thereof (and deliver to the Managing Member a reasonably detailed description of such objection) and the Managing Member shall promptly revise the same in accordance with the process described in this sentence until PAT approves an Annual Operating Budget; provided that if the proposed Annual Operating Budget is not finalized on or prior to the date on which such budget is required to be submitted to any lender to the Company pursuant to the terms of the loan agreement from such lender (and the Managing Member and PAT have acted in good faith to resolve any disputes they have with respect to such budget), then the Company shall submit its original budget to the lender for approval and after the lender approves such budget, such budget shall be deemed to be the "Approved Annual Operating Budget" hereunder. Each such Annual Operating Budget approved by PAT in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Operating Budget". The Annual Operating Budget shall be the budget which is submitted to the any lender for approval pursuant to the loan agreement or other similar document with such lender. Until such time that PAT approves a proposed Annual Operating Budget, the most recently Approved Annual Operating Budget shall apply; provided that, such Approved Annual Operating Budget shall
                    --------
be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses, forward loan commitments and increases in revenues.

                                  ARTICLE VIII
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     8.1  Representations and Warranties of the Members. Each Member makes the
          ---------------------------------------------
following representations and warranties to the other Member:

          (a) Organization. It (i) is a duly organized and validly existing
              ------------
corporation or limited partnership, as the case may be, in good standing under the laws of the state of its formation, (ii) has the requisite corporate or partnership power and authority to carry on its business as now being conducted and (iii) has the requisite corporate or partnership power to execute and deliver, and perform its obligations under, this Agreement;

          (b) Authorization. The execution, delivery and performance by the
              -------------
Member of this Agreement and the performance of its obligations hereunder (i) have been duly authorized by all requisite corporate or partnership action on the part of such Member, (ii) will not violate any provision of any applicable laws, rules or regulations, any order of any court or other governmental authority, organizational documents of the Member or any indenture or agreement or other instrument to which any of them is a party or by which any of them is bound and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Member pursuant to any such indenture or agreement or instrument. The Member is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any laws, rules or regulations, governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement hereunder;

          (c) Litigation. There are no actions, suits or proceedings at law or
              ----------
in equity by or before any governmental authority or other agency now pending and served or, to the knowledge of the Member, threatened against the Member; and

          (d) Agreements. The Member is not in default in any respect in the
              ----------
performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it is bound.

                                   ARTICLE IX
                                    BUY-SELL
                                    --------

     9.1  Buy-Sell of All of Assets. At any time, upon the occurrence of a Major
          -------------------------
Deadlock (as defined below) or after the first twelve (12) months of the Acquisition Period, either Member may deliver a written notice (the "Buy-Sell Notice") to the other (the party delivering such notice being the "Offeror" and the other party being the "Offeree") pursuant to which the Offeror offers to either, at the Offeree's election, buy the Offeree's Membership Interest or sell to the Offeree the Offeror's Interest. Notwithstanding anything in this Agreement to the contrary, no Member shall have the right to initiate this provision (i.e., be the "Offeror") if it is in default of any material provision
           ----
of this Agreement. The Buy-Sell Notice shall specify a dollar amount for all of the assets of the Company to be used as the basis of the purchase price (the "Buy-Sell Valuation") at which the Offeror will either (i) buy all of the Offeree's Membership Interest or (ii) sell to the Offeree an of the Offeror's Membership Interest. Only one Buy-Sell Valuation shall be identified in the Buy-Sell Notice and the Buy-Sell Valuation need not be the fair market value of the Company's assets. The Offeree may accept either (x) the offer to sell or (y) the offer to buy, in either case by delivering written notice (the "Acceptance Notice") to the Offeror, within sixty (60) days (the "Acceptance Period") after receipt of the Buy-Sell Notice, indicating that the Offeree accepts such offer either to buy or to sell. If the Offeree does not so accept within the Acceptance Period, then the Offeree shall be deemed, without need of any further action by any party, to have accepted the offer to sell its Membership Interest to the Offeror, and have the Offeror purchase Membership Interest, at the Buy-Sell Valuation. The purchase and sale of Membership Interest resulting from the foregoing shall occur, and payment of the purchase price for such Interest(s) shall be made, on or before the sixtieth (60th) day after the earlier of the date of delivery of the Acceptance Notice to the Offeror and the expiration of the Acceptance Period. The purchase price for the Membership Interest shall be the total amount (not less than zero) that would be distributed to the Selling Member if the Company sold its assets for the Buy-Sell Valuation in an all cash transaction (net of capital contribution required of the Selling Member but not yet funded) and net of expenses of sale. "Major Deadlock" means (a) failure of the Members to agree on any of the items set forth in Section 5.4, (b) the
                                                      -----------
failure of G&L to agree to the transfer of PAT's Membership Interest pursuant to

Section 6.4, (c) the
-----------
removal of the Managing Member, or (d) the inability or refusal of one of the Members to make a Capital Contribution when required.

     9.2  Deadlock on Sale of an Asset. If a Member (the "Proposing Member")
          ----------------------------
desires to sell any Loan or Facility (the "Sale Property"), the Member shall give written notice (the "Sale Notice") thereof to the other Member (the "Other Member"). The Other Member shall communicate its decision whether or not it consents to the sale of the Sale Property within ten (10) business days of its receipt of the Sale Notice. If the Other Member fails to communicate its decision within such period, the Member shall be deemed to have agreed to sell the Sale Property. If the Other Member elects not to sell the Sale Property, it shall give written notice (the "Rejection Notice") thereof to the Proposing Member, which notice shall specify the dollar amount for the Sale Property to be used as the basis of the purchase price (the "Sale Property Purchase Price") at which the Other Member will either (i) buy the Sale Property or (ii) consent to the sale of the Sale Property to the Proposing Member or its designee. Only one Sale Property Purchase Price shall be identified in the Rejection Notice and the Sale Property Purchase Price need not be the fair market value of the Sale Property. The Proposing Member may accept either (x) the offer to sell or (y) the offer to buy, in either case by delivering written notice (the "Sale Property Acceptance Notice") to the Other Member, within sixty (60) days (the "Sale Property Acceptance Period") after receipt of the Rejection Notice, indicating that the Proposing Member accepts such offer either to buy or to sell. If the Proposing Member does not so accept within the Sale Property Acceptance Period, then the Proposing Member shall be deemed, without need of any further action by any party, to accept the offer to sell the Sale Property to the Other Member, and have the Other Member purchase the Sale Property from the Company at the Sale Property Purchase Price. The purchase and sale of the Sale Property resulting from the foregoing shall occur, and payment of the purchase price for the Sale Property shall be made, on or before the sixtieth
(6Oth) day after the earlier of the date of the delivery of the Sale Property Acceptance Notice to the Other Member and the expiration of the Sale Property Acceptance Period. The purchasing Member shall pay the Purchase Price to the Company and the proceeds thereof shall be distributed, reserved or paid to third parties in the same manner as if the Company sold the Property to a third party.

                                   ARTICLE X
                       RECORDS, ACCOUNTING AND REPORTS,
                               AND COMPANY FUNDS
                               -----------------

     10.1  Records and Accounting.
           ----------------------

          (a) The Managing Member shall keep or cause to be kept proper and complete records and books of account of the Company's business. The books and records shall be maintained at the Company's principal place of business; and each Member, or its duly authorized representative, shall have access to such records, upon reasonable notice and for a proper Company purpose, at all reasonable times during the Company's business hours. Such books and records shall include, without limitation: (i) a current list of the full name and last known business, residence or mailing address of each Member, together with the Capital Contribution of each Member and the Percentage Interest of each Member; (ii) a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any such certificate was executed; (iii) a copy of the Company's federal, state and local tax and information returns and reports, if any, for the six most recent taxable years of the Company (or such shorter period as the Company shall have been in business); (iv) a copy of this Agreement, as originally executed and as amended from time to time; (v) financial statements of the Company as provided in
Section 10.2 for the six most recent Fiscal Years of the Company (or such
------------
shorter period as the Company shall have been in business); and (vi) other books and records of the Company for at least the last four Fiscal Years of the Company (or such shorter period as the Company shall have been in business). Each Member agrees to keep confidential all information obtained from the Company other than information already in the public realm, and not to use any such information for other than a Company purpose, except as may be required to be disclosed in the reasonable judgment of the disclosing Member by state or federal law or regulation including, without limitation, securities laws.

          (b) Books and records of the Company shall be kept pursuant to the accrual method of accounting which shall be the method of accounting followed by the Company for U.S. federal income tax purposes.

     10.2  Tax Information. The Managing Member shall cause all necessary or
           ---------------
appropriate tax and information returns for the Company to be prepared and timely filed with the appropriate authorities. Within 9O days after the end of each Fiscal Year, the Managing Member shall cause to be mailed to each person who was a Member at any time during that Fiscal Year all information reasonably necessary, in the discretion of the Managing Member, for the preparation of the Member's federal income tax returns, including a Schedule K-1 (Form 1065) statement showing the Member's share of Net Income or Loss, deductions, and credits for the Fiscal Year for U.S. federal income tax purposes and the amount of any distributions made to or for the account of the Member pursuant to this Agreement.

     10.3  Annual Reports: Monthly Reports.
           -------------------------------

          (a) The Managing Member will furnish to each Member annually, (i) within ninety (90) days following the end of the Company's fiscal year, a preliminary unaudited financial statement and (ii) within 120 days following the end of the Company's fiscal year, a complete copy of the Company's annual financial statement audited by an independent certified public accountant reasonably acceptable to PAT in accordance with GAAP, or such other accounting basis reasonably acceptable to PAT, containing statements of profit and loss and the balance sheet for the Company. The Members agree that the initial auditors shall be Deloitte & Touche. Such statements shall set forth the financial condition and income and expenses for the Company for the immediately preceding fiscal year, including, without limitation, statements of annual net operating income.

          (b) The Managing Member will furnish to each Member, within thirty
(30) days after the end of each month, an unaudited monthly financial statement for such month.

          (c) The Managing Member shall furnish or cause to be furnished to PAT, not less than twenty (20) business days prior to the date of filing, a copy of the Company's "annual federal partnership information return" for PAT's review.

     10.4  Company Funds. The funds of the Company shall be deposited with such
           -------------
banks and with such withdrawal arrangements as approved by PAT and G&L. The Managing Member shall deposit Company funds with such servicer as designated by and pursuant to an agreement approved by PAT. The Company's funds shall not be commingled with funds of any other person.

                                   ARTICLE XI
                           DISSOLUTION AND WINDING UP
                           --------------------------

     11.1  Events Causing Dissolution. The Company shall dissolve upon the
           --------------------------
happening of any of the following events:

          (a) the Involuntary Withdrawal of a Member, unless the remaining Members, in the ninety (90) days after the occurrence, unanimously elect to continue the business of the Company;

          (b) the sale or other disposition, whether in a single transaction or a series of transactions, of all of the business and assets of the Company after the Acquisition Period;

          (c) the election by the Members to dissolve the Company;

          (d) the expiration of the term of the Company as provided in Section
                                                                       -------
2.7.
---

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate of Limited Company is cancelled in accordance with the laws of the State of Delaware and the assets of the Company are distributed as provided in Section 11.2. Notwithstanding
   ------------
the dissolution of the Company, prior to the termination of the Company as aforesaid its business and the affairs of the Members, as such, shall continue to be covered by this Agreement.

     11.2  Liquidation. Upon the dissolution of the Company, the Company's
           -----------
business shall be wound up and all of the Company's assets, if any, shall be liquidated expeditiously but in an orderly and businesslike manner. The Managing Member (or if there is no remaining Managing Member, one or more Persons selected by a majority in interest of the Members) shall supervise and be solely responsible for the liquidation of the Company. Before the end of the Fiscal Year during which the liquidation of the Company occurs (or, if later, within so days after the date of such liquidation, as determined under Regulations Section 1.704-1(b)(2)(ii)(g)), the Company shall apply and distribute the net proceeds from its liquidation in the following order of priority:

          (a) first, to pay Company indebtedness owed to creditors other than Members (including, without limitation, any indebtedness outstanding under the Financing Documents) and, second, to fund Reserves for contingent liabilities relating to Company assets sold in liquidation to third parties in such amount and for such period of time as the Managing Member shall determine;

          (b) next, to pay any Company indebtedness, including without limitation any accrued and unpaid management fees owed to the Members or any of them, in proportion to the respective amounts owed to each Member; and

          (c) next, to the Members, in accordance with their positive Capital Account balances after giving effect to all allocations for such Fiscal Year pursuant to Article IV and distributions of Distributable Cash and other distributions previously made.

                                  ARTICLE XII
                                  AMENDMENTS
                                  ----------

     Except as otherwise provided herein, this Agreement may be amended, in whole or in part, by the unanimous written consent of the Members.

                                  ARTICLE XIII
                            VOTING RIGHTS: MEETINGS
                            -----------------------

     13.1  Meetings. Each Member shall be entitled to vote in accordance with
           --------
its Percentage Interest as to each matter submitted to a vote of the Members. Meetings of the Members may be called by either Member, for any matter on which the Members may vote as set forth in this Agreement. The call, notice, holding and conduct of meetings of the Members shall otherwise be as set forth in the Act, as the same may be amended from time to time.

     13.2  Proxies. The use of proxies in connection with any meeting of the
           -------
Members shall be governed by provisions of Delaware law governing proxies in a corporate context.

     13.3  Conduct of Meetings. Each meeting of the Members shall be conducted
           -------------------
by an authorized representative of the Managing Member, or such other person as it shall appoint, pursuant to such rules for the conduct of the meeting as it shall deem appropriate.

                                  ARTICLE XIV
                                 MISCELLANEOUS
                                 -------------

     14.1  Notices. All notices, consents, approvals and requests required or
           -------
permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to PAT at c/o Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, NY 10281-1198, Attn: Gregory Anderson, Telefax Number (212) 667-1522 and if to the Company or Managing Member at G&L Realty Partnership, 439 North Bedford, Beverly Hills, CA 90210, Attn: Mark Hamermesh, Telefax Number (310) 859-9032, or at such other address as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A copy of all notices, consents, approvals and requests directed to PAT shall be delivered concurrently to each of the following: (i) Jay L. Zagoren, Esquire, Dechert Price & Rhoads, Princeton Pike Corporate Center, 997 Lenox Drive, Building Three, Suite 210, Lawrenceville, NJ 08648, Telefax Number (609) 520-3259; (ii) Two World Financial Center, Building B, New York, NY 10281-1198, Attn: Sheryl McAfee, Telefax Number
(212) 667-1022; and (iii) Two World Financial Center, Building B, New York, NY 10281-1198, Attn: Legal Counsel, Telefax Number (212) 667-1022. A copy of all notices, consents, approvals and requests to G&L shall be delivered concurrently to Martin H. Blank, Jr., Esq., Suite 1400, 11755 Wilshire Blvd., Los Angeles, CA 90025, Telefax Number (310) 444-9203. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

     14.2  Governing Law. This Agreement, and the rights of the Members under it
           -------------
shall be governed by and in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

     14.3  Successors and Assigns. This Agreement shall inure to the benefit of,
           ----------------------
and shall be binding upon, the heirs, executors, administrators or other representatives, successors, and assigns of the Members.

     14.4  Entire Agreement. This Agreement constitutes the entire understanding
           ----------------
and agreement of the Members and supersedes all other prior understandings and agreements, written or oral, among the Members.

     14.5  Counterparts. This Agreement may be executed in several counterparts,
           ------------
each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile signatures shall be binding upon the signatories.

     14.6  Members Not Agents. Nothing contained in this Agreement shall be
           ------------------
construed to constitute any Member the agent of another Member, except as specifically provided in this Agreement.

     14.7  Specific Performance. The parties recognize that irreparable injury
           --------------------
will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

     14.8  Attorneys Fees. In any dispute arising in connection with this
           --------------
Agreement, the prevailing party shall be entitled to reasonable attorneys fees.

          IN WITNESS WHEREOF, the Members have executed this Agreement on the date set forth above.


                              G&L REALTY PARTNERSHIP, L.P.

                              By:  G&L Realty Corp., as
                                    General Partner

                              By:  /s/ Mark Hamermesh
                                  --------------------
                                Name: Mark Hamermesh
                                Title: Sr. Vice-President


                              PROPERTY ACQUISITION TRUST I


                              By:  /s/ Sheryl McAfee
                                  -------------------
                                Name: Sheryl McAfee
                                Title: Designated Officer



                                    JOINDER
                                    -------


          Nomura Asset Capital Corporation hereby joins in this Limited

Liability Company Agreement of GLN Capita1 Co., LLC solely to agree to advance the NACC Loan as set forth in Article III and Schedule 1.1 hereof and to agree to repayment of the NACC Loan as set forth in Article IV hereof.


                                    NOMURA ASSET CAPITAL
                                    CORPORATION



                                    By: /s/ Gregory Anderson
                                       ----------------------
                                      Name: Gregory Anderson
                                      Title: Vice President

                                                                      SCHEDULE 1

            Members, Percentage Interests, Capital Contributions,
                    Committed Capital and NACC Loan Amounts
                    ---------------------------------------


                                                    Initial       Aggregate
                                    Percentage      Capital       Committed
Member                               Interest     Contribution     Capital
------                              ----------    ------------    ---------
G&L Realty Partnership, L.P.           49.9%       $125,000       $10,000,000

Property Acquisition Trust I           50.1%       $125,000/1/    $10,000,000/2/


-------------------
1.   In addition, NACC has funded $250,000 on the NACC Loan.

2.   NACC shall advance up to $20,000,000 on NACC Loan.

                                                                      SCHEDULE 2


MEMBER                                   ADDRESS
------                                   -------
G&L REALTY PARTNERSHIP, L.P.             439 North Bedford
                                         Beverly Hills, California 90210

Property Acquisition Trust I             2 World Financial Center
                                         Building B
                                         New York, New York 10281-1198